UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

December 4, 2017 (December 1, 2017)

Commission File No. 001-33378

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(224) 405-0900

(Former name, former address and former fiscal year, if changed since last report)

(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2017, Discover Financial Services, a Delaware corporation (the “Company”), filed a Certificate of Elimination with the Secretary of State of the State of Delaware to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) which, effective upon filing, eliminated all references to the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, of the Company (the “Series B Preferred Stock”). The Series B Preferred Stock resumed the status of authorized but unissued shares of the preferred stock of the Company following the filing referenced above, a copy of which is attached hereto as Exhibit 3.1.

Item 8.01	Other Events

On December 1, 2017, the Company completed its previously announced redemption of the issued and outstanding Series B Preferred Stock and the related issued and outstanding depositary shares, each representing 1/40th interest in a share of the Series B Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, dated December 1, 2017

EXHIBIT LIST

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, dated December 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 4, 2017

	By:	/s/ D. Christopher Greene
	Name:	D. Christopher Greene
	Title:	Vice President, Deputy General Counsel and Assistant Secretary